UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 11, 2021
______________________

CDK GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)
______________________

Delaware	001-36486			46-5743146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

1950 Hassell Road
	Hoffman Estates,	IL	60169
(Address of Principal Executive Offices) (Zip Code)
	(847)	397-1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CDK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Registrant’s 2021 Annual Meeting of Stockholders was held on November 11, 2021. There were present at the meeting, either in person or by proxy, holders of 109,066,615 shares of common stock.
1.The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Leslie A. Brun	96,936,296	1,823,391	72,698	10,234,230
Willie A. Deese	96,714,579	2,042,800	75,006	10,234,230
Amy J. Hillman	97,684,219	1,076,819	71,347	10,234,230
Brian M. Krzanich	94,843,608	3,914,395	74,382	10,234,230
Stephen A. Miles	97,894,210	859,816	78,359	10,234,230
Robert E. Radway	97,013,340	1,742,472	76,573	10,234,230
Stephen F. Schuckenbrock	97,961,330	792,166	78,889	10,234,230
Frank S. Sowinski	97,309,750	1,442,102	80,533	10,234,230
Eileen J. Voynick	97,408,308	1,350,160	73,917	10,234,230
2.The results of the advisory voting on executive compensation of our Named Executive Officers for the fiscal year ending June 30, 2021 were as follows:

For	Against	Abstain	Broker Non-Votes
91,265,978	7,397,945	168,462	10,234,230
3.The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2022 were as follows:

For	Against	Abstain	Broker Non-Votes
107,092,165	1,889,423	85,027	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDK GLOBAL, INC.

Date:	November 15, 2021	/s/ Eric J. Guerin
Eric J. Guerin
Executive Vice President, Corporate Financial Officer